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                           FIRST MUTUAL BANCORP, INC.

        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints C. R. Chastain and Roy M. Ousley or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of FIRST MUTUAL BANCORP, INC. held of record by the undersigned on December 1, 1998, at the Special Meeting of Stockholders of FIRST MUTUAL BANCORP, INC. to be held on January 20, 1999, or any adjournments thereof. The undersigned acknowledges receipt of the Proxy Statement/Prospectus, dated December 8, 1998, relating to the Special Meeting of Stockholders.



1. Approval of the Agreement and Plan of Reorganization, dated as of July 2, 1998, by and between FIRST MUTUAL BANCORP, INC. and Union Planters Corporation and the related Plan of Merger by and between FIRST MUTUAL BANCORP, INC., and Union Planters Holding Corporation, as more fully described in the Proxy Statement/Prospectus, dated December 8, 1998.


                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                              (Continued on back)


THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                  DATED:                 , 199
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                                                            Signature

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                                                    Signature, if held jointly

                                                  Please sign exactly as name
                                                  appears on this Proxy Card.
                                                  When shares are held by joint
                                                  tenants, both should sign.
                                                  When signing attorney-in-fact,
                                                  executor, administrator,
                                                  personal representative,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

               PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.